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                                                                      EXHIBIT 21
                                                                      ----------

                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------


                                                                JURISDICTION OF
                                                               INCORPORATION OR
     NAME OF SUBSIDIARY                                            ORGANIZATION
     ------------------                                        ----------------

     Terre Haute First National Bank                   United States of America

     First Citizens State Bank of Newport              Indiana

     First State Bank                                  Indiana

     First Parke State Bank                            Indiana

     First Farmers State Bank                          Indiana

     First Ridge Farm State Bank                       Illinois

     First National Bank of Marshall                   United States of America